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FOR IMMEDIATE RELEASE

Aaron’s, Inc. Reaches Agreement With Vintage Capital Management

Brian R. Kahn and Matthew E. Avril to Join Aaron’s Board of Directors

ATLANTA and ORLANDO, Fla., May 13, 2014 – Aaron’s, Inc. (NYSE: AAN), the leading lease-to-own specialty retailer that offers flexible payment options for credit-challenged individuals, today announced that it has reached an agreement with Vintage Capital Management, LLC (“Vintage”), the Company’s second largest shareholder. Pursuant to the agreement, Aaron’s will expand the size of its Board from eight to ten directors. Brian R. Kahn, Managing Member of Vintage, has been appointed to the Board, effective May 20, 2014, and included in the Company’s slate of director nominees for election at the 2014 Annual Meeting of Shareholders. In addition, within 30 days following the 2014 Annual Meeting, Matthew E. Avril, former President of the Hotel Group of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), will be appointed to the Board.

Ray M. Robinson, Chairman of the Aaron’s Board, said, “We continue to engage in active dialogue with our shareholders and greatly appreciate the support we have received. We look forward to working with Brian and Matt as we integrate the Progressive Finance acquisition and execute Aaron’s strategic plan to improve our business and deliver lasting value for Aaron’s shareholders.”

Mr. Kahn said, “Aaron’s has taken and will continue to take important steps to enhance its industry leading growth and profitability profile. I have been involved with Aaron’s for many years, as a franchisee, as a large shareholder and now as a Board member. Matt and I look forward to working with our fellow Aaron’s directors to help fully realize the potential of this great Company.”

Under the terms of the agreement, Vintage has agreed to vote its shares in support of all of the Board’s director nominees at the 2014 Annual Meeting. In addition, the Board has formed a new Operational and Financial Advisory Committee that will provide input on matters related to Aaron’s core business. The founding members of the Committee will be Ray Robinson, Ron Allen and Brian Kahn. Aaron’s will also continue to review its corporate governance practices as well as work to explore opportunities, as appropriate, to reduce its operating expenses.

The complete agreement with Vintage will be filed on a Form 8-K with the Securities and Exchange Commission.

Brian R. Kahn

Brian R. Kahn founded and has served as the investment manager of Vintage and its predecessor since 1998. Mr. Kahn has served as Chairman of API Technologies Corp. (“API”) since January 2011; from January 2011 to August 2012, Mr. Kahn also served as Chief Executive Officer of API. From October 2011 to July 2012, Mr. Kahn was a director of Integral Systems, Inc. From September 2009 to April 2010, Mr. Kahn was the Chairman of White Electronic Designs Corporation. Earlier in his career, Mr. Kahn was the owner of Rosey Rentals L. P., which at the time was the second-largest franchisee of Aaron’s, Ace TV Rental and Choice Rent-to-Own.

Matthew E. Avril

Matthew E. Avril retired from Starwood in December 2012, where he had served as President, Hotel Group since September 2008. Mr. Avril was responsible for hotel operations worldwide for Starwood’s nine hotel brands, consisting of approximately 1,100 properties in more than 97 countries. Mr. Avril also oversaw Starwood’s global sales organization. Mr. Avril began his career with Starwood in 1989 through

Vistana, Inc., the predecessor to Starwood Vacation Ownership. Mr. Avril is a director of API and Zentila.

About Aaron’s, Inc.

Aaron’s, Inc. (NYSE: AAN), a leader in the sales and lease ownership and specialty retailing of residential furniture, consumer electronics, home appliances and accessories, has more than 2,130 Company-operated and franchised stores in 48 states and Canada. Aaron’s was founded in 1955, is headquartered in Atlanta and has been publicly traded since 1982. For more information, visit www.aarons.com. Aaron’s, Inc. includes the Aarons.com and ShopHomeSmart.com brands.

About Vintage Capital Management, LLC

Vintage Capital Management, LLC is a value-oriented, operations-focused private and public equity investor specializing in the aerospace & defense, manufacturing and consumer sectors with a 15-year track record of consistently successful returns. Vintage adheres strictly to a capital preservation approach defined by its commitment to control (economic or otherwise); vigilant analysis; structural advantages; and partnership with successful operators well known to Vintage.

Additional Information and Where To Find It

This communication may be deemed to be solicitation material in connection with the Company’s 2014 Annual Meeting of Shareholders. The Company will be filing documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the 2014 Annual Meeting of Shareholders, including the filing by the Company of a proxy statement. SHAREHOLDERS ARE URGED TO READ THE COMPANY’S PROXY STATEMENT AND ACCOMPANYING PROXY CARD FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain these documents (when they are available) free of charge at the SEC’s website, http://www.sec.gov, and at the Investor Relations section of the Company’s website, http://www.aarons.com. The final Proxy Statement for the 2014 Annual Meeting of Shareholders will be mailed to shareholders of the Company.

Participants in Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2014 Annual Meeting of Shareholders. Information concerning such participants and their direct or indirect interests, including their beneficial ownership in the Company, is available in the Company’s preliminary proxy statement for the 2014 Annual Meeting of Shareholders filed with the SEC on May 12, 2014, and will be set forth in the final Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting of Shareholders when it becomes available. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in the Company’s securities is also included in their respective SEC filings on Forms 3, 4 and 5. Shareholders are advised to read the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders and other relevant documents when they become available, because they will contain important information. You can obtain free copies of these documents from the Company as described above.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding Aaron’s, Inc.‘s business that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, forecasts and assumptions of Aaron’s that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include: changes in general economic conditions; the impact of competition;

the impact of litigation; changes to customer demand; Aaron’s ability to maintain customer privacy and information security; the cost and time required of Aaron’s management and employees and general disruption to Aaron’s operations associated with responding to any potential proxy contest; the ability to achieve expected synergies and operating efficiencies from the acquisition; the ability to successfully integrate Progressive’s operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the acquisition may be lower than expected; operating costs, customer loss and business disruption may be greater than expected following the acquisition; the retention of certain key employees at Progressive; the amount of the costs, fees, expenses and charges related to the acquisition, and the risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. Aaron’s assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Contacts:

Gilbert L. Danielson

Executive Vice President, Chief Financial Officer

404-231-0011

Garet Hayes

Director of Public Relations

678-402-3863

Steve Frankel / Tim Lynch / James Golden

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Brian R. Kahn

Vintage Capital Management, LLC

407-909-8015